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                                                                    Exhibit 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Casino Resource Corporation
Biloxi, Mississippi

We hereby consent to the incorporation by reference in the Company's previously filed Registration Statements (file no. 33-31534) of our report dated
November 5, 1996 except for Note 14 as to which the date is December 26, 1996, and Note 6 as to which the date is May 19, 1997, relating to the consolidated financial statements of Casino Resource Corporation appearing in the Company's Annual Report on Form 10-KSB for the year ended September 30, 1996.



Chicago, Illinois                                               BDO SEIDMAN, LLP
June 9, 1997